6208320

B2699-3998 04/30/2024 6:16 AM Received by California Secretary of State

STATE OF CALIFORNIA
Office of the Secretary of State
ARTICLES OF INCORPORATION
CA GENERAL STOCK CORPORATION

California Secretary of State
1500 11th Street
Sacramento, California 95814
(916) 657-5448

For Office Use Only

-FILED-

File No.: 6208320

Date Filed: 4/30/2024

Corporation Name

Corporation Name	CROWDCASTING INC

Initial Street Address of Principal Office of Corporation

Principal Address	2219 MAIN ST APT 389 SANTA MONICA, CA 90405

Initial Mailing Address of Corporation

Mailing Address	2219 MAIN ST APT 389 SANTA MONICA, CA 90405
Attention	JOHN STEWART

Directors

Director Name	Director Address
JOHN STEWART	2219 MAIN ST APT 389 SANTA MONICA, CA 90405

Agent for Service of Process

Agent Name	JOHN Stewart
Agent Address	2219 MAIN ST APT 389 SANTA MONICA, CA 90405

Shares

The total number of shares the corporation is authorized to issue is: 500,000,000

Does the corporation have more than one class or series of shares? No

Purpose Statement

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing.

Electronic Signature

☒ I declare that I am the person who executed this instrument, which execution is my act and deed.

JOHN STEWART	*04/30/2024*
Director Signature	Date